EXHIBIT 4 ( b )

NEITHER THIS PROMISSORY NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY BE TRANSFERRED ONLY IF
REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR ANY APPLICABLE STATE SECURITIES LAW OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE


                                  PROMISSORY NOTE

No.  NA-__________                                                  $25,000

Dated: ____________, 1996                                  Wayne, New Jersey


FOR VALUE RECEIVED, CORNICHE GROUP INCORPORATED, a Delaware corporation (hereinafter called the "Company), hereby promises to pay



                     ________________________________________
                                     (Name)


                     ________________________________________
                                 (Street and No.)


                     ________________________________________
                           (City, State and Zip Code)


                     ________________________________________
                 (Social Security No. or Federal Employer ID No.)


                       ________________________________________
                                   (Date of Birth)


(herein called the "Holder"), or to his order, the sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000), together with interest thereon at the rate of eight percent (8%) per annum from the date hereof on ________, _____. Interest shall be payable at maturity, and shall be computed on the balance of principal outstanding from time to time based on actual number of days elapsed.

     Both principal hereof and interest thereon are payable in lawful money of the United States of America at the Holder's address above or such other address as the Holder shall designate in writing delivered to the Company from time to time.

                                   ARTICLE ONE

                                EVENTS OF DEFAULT

     If any of the following events of default (each, an "Event of Default") shall occur, the Holder hereof, at its option, may declare the sum of principal then remaining unpaid hereon immediately due and payable.

1.01     Event of Default

     For purposes of this instrument, an Event of Default will be deemed to have occurred if:

          (a) the Company shall fail to pay the principal of or interest due on this Promissory Note on the due date and such non-payment shall continue for a period of five (5) days from the date due; or

          (b) a receiver, liquidator or trustee of the Company or of any property of the Company, shall be appointed by court order and such appointment shall remain in effect for 60 days; or the Company shall be adjudged bankrupt or insolvent; or any of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 60 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 60 days after such filing; or

          (c) the Company shall file a petition in voluntary bankruptcy or requesting reorganization under any provision of any bankruptcy, reorganization or insolvency law or shall consent to the filing of any petition against it under any such law; or

          (d) the Company shall make a formal or informal assignment for the benefit of its creditors or admit in writing its inability to pay its debts generally when they become due or shall consent to the appointment of a receiver, trustee or liquidator of the Company or of all or part of the property of the Company after the date hereof.

     1.02     Remedies on Default

     If an Event of Default shall have occurred, in addition to its rights and remedies under this Promissory Note, and any other instruments, the Holder may at its option by written notice to the Company declare all indebtedness to the Holder hereunder to be due and payable, together with all reasonable expenses of enforcement of the Holder's rights including legal fees and related disbursements, whereupon the same shall forthwith mature and become due and payable without any further notice to and without presentment, demand, protest or notice of protest, all of which are hereby waived.

     The Holder may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, including, without limitation action for specific performance of any agreement contained herein or in any other instrument, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted hereby or by law, equity or otherwise.

                                 ARTICLE TWO

                             CONVERSION PRIVILEGE

     The Company hereby grants to the Holder of this Promissory Note the right to convert the principal and interest on this Promissory Note into fully paid and non-assessable shares of the Company's Common Stock, $0.10 par value, at the "Conversion Price" per share. The "Conversion Price" is defined as ten cents ($0.10).

The right to convert may be exercised at any time after an Event of Default up to and including _____________, ____. The right to convert may only be exercised with respect to the entire amount due on this Promissory Note at the exercise date. The Company will reserve 300,000 (three hundred thousand) shares of its Common Stock for the foregoing purpose.

     2.01     Exercise Procedure

          (a) The Conversion privilege shall be deemed to have been exercised (the "Exercise Time") when the Company shall have received all of the following:

          (i) a properly completed Exercise Agreement in the form set out in Section 2.02 below executed by the Holder; and

          (ii)     this Promissory Note.

          (b) Certificates for the underlying shares acquired shall be delivered to the purchaser within 20 days after the Exercise Time.

     2.02     Exercise Agreement

     Upon exercise, the undersigned shall execute an agreement stating as follows: "An event of default has occurred which has not been cured and therefore the undersigned irrevocably elects to subscribe for and purchase shares of the Company's Common Stock as provided in the Promissory Note, and makes payment in full therefor by conversion. The undersigned hereby represents and warrants that the shares of Common Stock to be acquired upon exercise are being acquired for its own account, without any present intention of reoffering, reselling or distributing such Common Stock, except to the extent permitted under the Securities Act of 1993, as amended".

2.03     Changes in Capital Structure

          (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of any other corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock of the Company, appropriate adjustments shall be made by the Company in the number and kind of shares to be purchased upon exercise of this conversion right to the end that the Holder's proportionate interest shall not be altered. All such adjustments made by the Board of Directors of the Company shall be conclusive, absent manifest error.

          (b) Until this Promissory Note has been paid in full or the conversion privilege has been exercised, the Company will not issue any shares of its Common Stock for a price less than the then fair market value of the stock.


                                   ARTICLE THREE

                               RESTRICTIONS ON TRANSFER

     The Holder, by execution of the acknowledgment at the end of this Promissory Note, acknowledges that it understands that the Company will rely upon the representations set forth herein in issuing the Promissory Note and the Underlying Shares, if any, without registration under the Securities Act of 1933, as amended, the New Jersey Uniform Securities Law, or any other state securities law.

     Accordingly, the Holder, by acceptance of the Promissory Note, represents and warrants that this offering is being made pursuant to the exemption from registration with the Securities and Exchange Commission ("SEC") afforded by Sections 3(b) and/or 4(2) of the Securities Act of 1933, as amended ("Act") relating to transactions by an issuer not involving any public offering. The Holder understands that the Company has no present intention, and is under no obligation to, register the Promissory Note or the Underlying Shares under the Act, or any applicable state law.

     The Holder understands that due to lack of registration, the Promissory Note and the Underlying Shares will be restricted securities, that the holder must bear the economic risk of the investment for an indefinite period, that the Promissory Note and the Underlying Shares may not be sold, pledged or otherwise disposed of unless they are registered under the Act and any applicable state securities law, or an exemption from such laws is available and the Company is supplied with an opinion of counsel to the Holder, satisfactory to the Company, that registration is not required under any of such laws, and in the opinion of counsel for the Company, such sale, transfer, or pledge will not cause the Company to fail to be in compliance with the exemption provisions under which the Promissory Note or the Underlying Shares were issued.

     The Holder has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of the prospective investment.

     The Holder is able to bear the economic risk of this investment. An investment in the Promissory Note and the Underlying Shares is suitable for the Holder in light of its financial position and investment objectives, with full knowledge that this investment could result in a complete loss. The Holder recognizes that the Promissory Note represents a HIGH-RISK, SPECULATIVE INVESTMENT and that there is no assurance that any return will be received thereon. The Holder can afford a total loss of this investment.

The Holder is an Accredited Investor" as that term is defined in Regulation D under the Securities Act of 1933 as amended.

     The Promissory Note is being, and the Underlying Shares will be, purchased for the Holder's own account for investment purposes and not with a view to the resale or distribution thereof by the Holder.

     The Holder has reviewed the Company's Annual Report on Form 10-K for the year ended March 25, 1995; its quarterly reports on Form 10-Q for the quarters ended June 17, October 6, and December 30, 1995; its proxy statement for an annual meeting held on September 28, 1995; and all current reports on Form 8-K filed on or after March 25, 1995, including but not limited to, the Form 8-K filed on February 12, 1996. The Holder has also been informed that the proceeds of this investment shall be used for general corporate purposes, including the settlement of accrued past due liabilities due to the Company's professional advisors, suppliers of goods and corporate services, director and officer liability insurance premiums and director and officer fees and expenses. Prior to the date hereof, the Holder has had ample opportunity to ask questions of and receive answers from the officers and directors of the Company, concerning the Company, the Promissory Note and the Company's business and to obtain any additional information which was considered necessary to verify the information supplied by those individuals.

     The Holder understands that a restrictive legend in substantially the following form shall be placed on the certificates representing the Underlying
Shares:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"). Such shares have been acquired for investment and may not be publicly offered or sold in the absence of (1) an effective registration for such shares under the Act; (2) opinions of counsel to the Company and to the holder hereof and presented to the Company prior to any proposed transfer to the effect that registration is not required under the Act; or (3) a letter presented to the Company, prior to any proposed transfer, from the staff of the Securities and Exchange Commission, to the effect that it will not take enforcement action if the proposed transfer is made without registration under the Act"

     Except as set forth in the documents which the Holder has reviewed, no representations or warranties have been made to the Holder by the Company. In entering into this transaction, the Holder is not relying upon any information, other than the results of its own independent investigation.

                                 ARTICLE FOUR

                        PIGGY-BACK REGISTRATION RIGHTS

     If this Promissory Note has been converted to Common Stock, and if the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company of Company Common Stock (other than a registration statement on Form S-4 or S-8 or any form substituting therefor) the Company shall in each such case give written notice of such proposed filing and the proposed method of distribution of securities covered by such proposed filing to the Holder of shares issued upon conversion of this Promissory Note at least ten (10) days before the anticipated filing date.
The Company will use its best efforts to include in the registration statement proposed to be filed by the Company all shares issued upon conversion hereof and other Promissory Notes in this series with respect to which the Company has received written requests for inclusion therein prior to the anticipated filing date. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the holders of securities to be included therein to the effect that .the total amount of securities intended to be included in such offering would materially and adversely affect the success of such offering, then the amount of securities to be offered for the account of the participating holders shall be reduced (pro rata among the participating holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters. The Holder shall provide the Company and any underwriters with any further documents and assurances reasonably required to effect such registration. Notwithstanding anything to the contrary herein, if the Company determines, in its business judgment, that there are business reasons to delay the effectiveness of,-or to withdraw, a registration statement prior to it becoming effective under the Securities Act, the Company shall not be deemed to have breached any of its obligations hereunder.

                                ARTICLE FIVE

                                MISCELLANEOUS

5.01     Failure or Delay Not Waiver

     No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege precl ude, other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.02     Notices

     Any notice herein required or permitted to be given shall be given by federal express or similar overnight courier or by same day courier service or by certified mail, return receipt requested, if to the Holder, at the address set forth on the first page hereof, or, if to the Company:

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     Corniche Group Incorporated, Wayne Interchange Plaza 1, 145 Route 46
West, Wayne, New Jersey 07470.

5.03     Amendments

     The term "Promissory Note" or "this Promissory Note" and all reference thereto, as used through this instrument, shall mean this instrument as originally executed or, if later amended or supplemented, then, as so amended or supplemented

     5.04     Assignability

     This Promissory Note shall be binding on the Company, its successors and assigns, and shall inure to the benefit of the Holder, its successors and assigns.

     5.05     Governing Law and Jurisdiction

     This Promissory Note has been executed in and shall be governed by the laws of the State of New Jersey and any proceeding brought to enforce its terms shall be brought in a federal or state court located in the State of New Jersey.

     5.06     No Personal Liability

     No officer, director, shareholder, employee, consultant or agent of the Company shall be personally liable for repayment of this Promissory Note.

     IN WITNESS WHEREOF, the Company has caused this Promissory Note to be signed in its name by its duly authorized officer and its-corporate seal to be affixed hereto.

                                          CORNICHE GROUP INCORPORATED


                                          _________________________________
                                          James J. Fyfe
                                          Director and Vice President

     I acknowledge the accuracy of the representations in Article Three of this Promissory Note.



                                          By:______________________________

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